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                                                                    EXHIBIT 21.1
                           K-Tron International, Inc.
                              List of Subsidiaries*

                                                                          State or Jurisdiction
Name of Subsidiary                                                        of Incorporation
K-Tron Investment Co.....................................................  Delaware
        Hurricane Pneumatic Conveying Inc................................  Canada
        K-Tron America, Inc..............................................  Delaware
        K-Tron (Schweiz) AG..............................................  Switzerland
                 K-Tron Asia Pacific Holding Pte Ltd.....................  Singapore
                           K-Tron Asia Pacific Pte.......................  Singapore
                 K-Tron China Ltd...... .................................  China
                 K-Tron Deutschland GmbH.................................  Germany
                 K-Tron France S.a.r.l...................................  France
                 K-Tron Great Britain Ltd................................  England
K-Tron Technologies, Inc.................................................  Delaware


* Pursuant to applicable Securities and Exchange Commission regulations, the Registrant has omitted those subsidiaries which when considered in the aggregate as a single subsidiary, would not have been considered a significant subsidiary as of the end of fiscal year 1999.